Exhibit 99.1

Investor Relations
Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Ruth Dreessen
Email:	ruth.dreessen@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TEXAS PETROCHEMICALS INC. CHANGES ITS NAME TO TPC GROUP INC.

EXCHANGE ACT REGISTRATION STATEMENT NOW EFFECTIVE

HOUSTON (January 28, 2010) – TPC Group Inc. (OTC: TXPI.PK), formerly Texas Petrochemicals Inc., today announced that it has changed its name to TPC Group Inc. effective January 22, 2010. The Company’s new name reflects the increasing breadth and scope of its product lines and the value-added services it provides to its customers and suppliers and will not affect any contractual obligations. Please visit the Company’s new website, www.tpcgrp.com, which contains, among other things, an improved Investor Relations page, for additional information.

In addition to the name change, the Company has also announced that its registration statement, which was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2009 pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), was deemed effective January 24, 2010. Going forward, the Company intends to file with the Commission and make available to the investor community customary Exchange Act reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and 8-K filings.

“The name change to TPC Group Inc. and the effectiveness of the Company’s registration statement mark a major achievement,” said Charlie Shaver, the Company’s President and CEO. “These milestones, combined with our ongoing efforts to evaluate and pursue a listing on one of the major U.S. stock exchanges, should provide our investors, customers, suppliers and employees with enhanced disclosure and visibility of the Company as well as a path to improved liquidity.”

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s new web site at http://www.tpcgrp.com.

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including its Registration Statement on Form 10, as amended, which is available free of charge on the SEC’s website at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.